UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2005

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 20, 2005, Taylor Capital Group, Inc. (the "Company") filed the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate") with the Secretary of State of the State of Delaware. The Certificate, among other things, amends the Company's amended and restated certificate of incorporation to:

(1) reduce the number of shares of common stock authorized for issuance from 25 million to 18 million;

(2) limit the voting rights that the Company's Board of Directors may grant to one or more classes of preferred stock, as may be designated by the Company's Board of Directors in the future;

(3) provide for the annual election of all of the Company's directors rather than the previously classified Board of Directors;

(4) provide that any action required or permitted to be taken by stockholders will be effected only at a duly called annual or special meeting of stockholders and may not be effected by written consent; and

(5) provide that the affirmative vote of the holders of a majority of the Company's outstanding voting stock will be required to amend, alter or repeal, or to adopt any provisions inconsistent with, certain provisions of the Company's by-laws.

The above description of the Certificate is only a summary and is qualified in its entirety by reference to the Certificate attached as Exhibit 3.1 hereto and made a part hereof.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1 Second Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2005

TAYLOR CAPITAL GROUP, INC.

By:	/s/ DANIEL C. STEVENS
Daniel C. Stevens
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibits
3.1	Second Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc.